UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2014

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Hancock Plaza 2510 14th Street Gulfport, Mississippi		39501
(Address of principal executive offices)		(Zip Code)

(228) 868-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2014, Hancock Holding Company (the “Company”) announced that effective December 31, 2014, it is eliminating the position of Chief Retail Banking Officer as part of the Company’s continuing restructuring efforts. Richard T. Hill, who currently serves as the Company’s Chief Retail Banking Officer, will continue to serve in such capacity through December 31, 2014.

In connection with Mr. Hill’s termination effective December 31, 2014, the Company and Mr. Hill are expected to enter into a Separation Agreement (the “Agreement”), setting forth the terms of his termination. Pursuant to the Agreement, Mr. Hill will be subject to certain restrictive covenants, including noncompetition and non-solicitation covenants, for twenty-four months following the date of his departure, and he will be entitled to the payments and benefits described below with the receipt (or retention) of certain of these payments subject to Mr. Hill’s execution and non-revocation of a release of claims in favor of the Company and continued compliance with the restrictive covenants. Mr. Hill will be entitled to receive the following payments and benefits under the agreement: (i) an annual bonus for the 2014 fiscal year of the Company, as determined under the Company’s executive incentive plan based on the Company’s 2014 performance, (ii) vesting of the portion of his supplemental contribution account under the Company’s nonqualified deferred compensation plan that is not vested as of December 31, 2014, an approximate value of $223,424 as of date hereof and including a 2014 contribution, which amount will fluctuate based on executive’s deemed investment elections, (iii) pro-rata vesting of previously granted restricted stock awards based on the number of months elapsed since the grant date (approximately 5,274 shares of Company common stock), (iv) transfer of title to Mr. Hill of his Company provided automobile, (v) a cash payment in respect of the restrictive covenants equal to $750,000 to be paid no later than January 30, 2015, and (vi) outplacement assistance for up to one year.

The foregoing description is qualified in its entirety by reference to the text of the Agreement, a copy of which will be filed as an exhibit to our Annual Report on Form 10-K for the year ending December 31, 2014, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

December 8, 2014	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer